Exhibit 10.1

RTI INTERNATIONAL METALS, INC.

STOCK OPTION OR STOCK APPRECIATION RIGHT AWARD

Grant - Terms for Stock Options and Stock Appreciation Rights

RTI International Metals, Inc. has adopted the 2014 Stock and Incentive Plan to permit awards of stock options or stock appreciation rights to be made to certain key employees of the Company or any Affiliate. The Company desires to provide incentives and potential rewards for future performance by the employee by providing the Participant with a means to acquire or to increase his/her proprietary interest in the Company’s success.

Definitions. Capitalized terms used in this Award have the following meanings:

(a)	“Award” means this grant of Options and/or Stock Appreciation Rights.

(b)	“Award Agreement” means this document.

(c)	“Company” means RTI International Metals, Inc., an Ohio corporation, or any successor thereto.

(d)	“Grant Date” is the date the Award was made to the Participant, as specified herein.

(e)	“Option” means a nonqualified stock option or an incentive stock option, as specified herein, representing the right to purchase Shares at a stated price for a specified period of time.

(f)	“Participant” means an individual selected to receive this Award.

(g)	“Plan” means the RTI International Metals, Inc. 2014 Stock and Incentive Plan, as may be amended from time to time.

(h)	“Retirement” means termination of employment from the Company or its Affiliates (other than for Cause) on or after (i) attainment of age sixty-five (65), (ii) attainment of age sixty-two (62) and completion of fifteen (15) years of continuous service with the Company and its Affiliates, or (iii) completion of at least thirty (30) years of continuous service with the Company and its Affiliates prior to reaching the age of sixty-two (62).

(i)	“SAR” is an Award of Stock Appreciation Rights which will be settled in cash. The Participant will receive the economic equivalent of the excess of the Fair Market Value on the exercise date over the Exercise Price, as specified herein.

(j)	“Share” means a share of Stock.

(k)	“Stock” means the Common Stock of the Company, par value $0.01 per share.

(l)	“Tax Date” means the date income is recognized pursuant to the exercise of the Option or SAR.

Other capitalized terms used in this Award that are not otherwise defined herein have the meanings given in the Plan. The definition of Retirement as provided in the Plan is expressly inapplicable to this Award.

The parties agree as follows:

1. Grant of Award. Subject to the terms and conditions of the Plan, a copy of which has been made available to the Participant and made a part of this Award, and to the terms and conditions of this Award, the Company grants to the Participant an Award of Options or an Award of Stock Appreciation Rights, as specified herein, on the date and with respect to the number of Shares specified herein.

RTI International Metals, Inc. Form of Stock Option or Stock Appreciation Rights Award

2. Exercise Price. The purchase price payable upon exercise of the Option or used to determine the value of the SAR shall be the Exercise Price per share stated herein.

3. Exercise of Vested Portion of Award. Subject to the provisions in Section 5 below, the Award may be exercised by the Participant, in whole or in part, to the extent the Award is vested and prior to the Expiration Date stated herein. The vesting schedule of the Award is set forth in the Annex hereto.

4. Exercise Procedure. The Award shall be exercised through the Company’s Option/SAR execution service provider following the procedures established by the Administrator.

5. Termination

(a) General. If a Participant’s employment with the Company and its Affiliates terminates for any reason, except Retirement (as defined in this Award), death, Disability or Cause, a Participant may exercise this Award (to the extent vested and exercisable as of the date of the Participant’s termination) for a period of ninety (90) days after the date of the Participant’s termination of employment, but in no event later than the Expiration Date. Thereafter, all rights to exercise the Award shall terminate.

(b) Retirement. If the Participant terminates employment from the Company and its Affiliates due to Retirement (as defined in this Award), then the Award shall be exercisable in full without regard to any vesting requirements and may be exercised by the Participant at any time within three (3) years after the date of Retirement (as defined in this Award), but in no event later than the Expiration Date.

(c) Disability. If the Participant’s employment with the Company and its Affiliates terminates because of Disability, then the Award shall be exercisable in full without regard to any vesting requirements, and may be exercised by the Participant at any time within three (3) years after the date of such termination, but in no event later than the Expiration Date.

(d) Death. If the Participant’s employment with the Company and its Affiliates terminates because of death, the Award shall be exercisable immediately to the extent it would have been exercisable had the Participant remained in service in the twelve (12) months after the date of death, and may be exercised at any time until the first anniversary of the date of the Participant’s death, but in no event later than the Expiration Date. The Award may be exercised by the person to whom the Award is transferred by will or by applicable laws of the descent and distribution. In the event of the death of a Retired Participant, the Award may be exercised by the person to whom the Award is transferred, by will or by applicable laws of descent and distribution, as if the Participant had remained living under Section 5(b).

(e) Termination for Cause. If the Participant’s employment with the Company terminates for Cause, then such termination shall cause the immediate cancellation and forfeiture of this Award, regardless of vesting; and any pending exercises shall be cancelled on the date of termination.

6. Withholding

(a) Conditions to Issuance or Payment. Before the Company will become obligated to issue or transfer shares of Stock or pay cash upon exercise of the Option or SAR, the Company may require the Participant to pay to the Company or its Affiliates such amount as may be requested by the Company or its Affiliates for the purpose of satisfying its liability to withhold federal, state or local income or other taxes incurred by reason of the exercise of the Award. If the amount requested is not paid, the Company may refuse to issue or transfer shares of Stock or pay cash, as applicable, upon exercise of the Award.

(b) Share Withholding or Delivery. The Participant shall be permitted to satisfy the Company’s withholding tax requirements with respect to the Option by electing to have the Company withhold shares of Stock otherwise issuable to the Participant or to deliver to the Company shares of Stock having a Fair Market Value on the Tax Date equal to the minimum amount required to be withheld by law. Such election shall be irrevocable, and shall be subject to disapproval, in whole or in part, by the Company. Such election shall be made according to such rules and regulations and in such form as the Company shall determine.

(c) Other Withholding. Notwithstanding anything to the contrary in this Award, if the Company or any Affiliate is required to withhold any foreign, Federal, state or local taxes or other amounts in connection with the Award, then the Company may deduct (or require an Affiliate to deduct) such taxes or other amounts from any payments of any kind otherwise due the Participant to satisfy such tax obligations.

RTI International Metals, Inc. Form of Stock Option or Stock Appreciation Rights Award

7. Rights as Shareholder. The Participant shall not be deemed for any purposes to be a shareholder of the Company with respect to any Shares which may be acquired hereunder except to the extent that an Option shall have been exercised with respect thereto and Shares issued therefor.

8. No Reinstatement of Award. After this Award or any portion thereof expires, is cancelled or otherwise terminates for any reason, the Award or such portion shall not be reinstated, extended or otherwise continued.

9. Transferability. Except as otherwise provided in the Plan, this Award shall not be transferable (without the Administrator’s consent) other than by will or the laws of descent and distribution. Following any permitted transfer, the Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that the Award may be exercised during the life of the Participant only by the Participant or, if applicable, by the Participant’s permitted transferees.

10. No Restrictions on Certain Actions. The existence of the Award shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTIONS OR SARS IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR NON- EMPLOYEE DIRECTOR, AS APPLICABLE (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED OR ACQUIRING THE SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT FOR THE RESTRICTION PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP WITH THE COMPANY OR ITS AFFILIATES AT ANY TIME AND FOR ANY REASON.

12. No Claim for Forfeiture. Neither the Award nor any benefit accruing to the Participant from the Award will be considered to be part of the Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments. In no event may the Award or any benefit accruing to the Participant from the Award be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate. In consideration of the Award, no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of the Participant’s employment by the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and its Affiliates from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the grant, the Participant shall have been deemed irrevocably to have waived any entitlement to pursue such claim.

RTI International Metals, Inc. Form of Stock Option or Stock Appreciation Rights Award

13. Electronic Delivery. The Company or its Affiliates may, in its or their sole discretion, decide to deliver any documents related to current or future participation in the Plan or related to this Award by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Participant hereby agrees that all on-line acknowledgements shall have the same force and effect as a written signature.

14. Securities Compliance. The Participant agrees for himself/herself and the Participant’s heirs, legatees, and legal representatives, with respect to all Shares acquired pursuant to this Award (or any Shares issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu of or in substitution or exchange for such Stock) that the Participant and the Participant’s heirs, legatees, and legal representatives will not sell or otherwise dispose of such Shares except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which, in the opinion of counsel for the Company, is exempt from registration under such act.

15. Amendment or Modification. The Plan is incorporated herein by reference. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control. This Agreement may only be amended or terminated by a written agreement entered into by both of the parties hereto. Notwithstanding the foregoing, the Administrator or Committee may, in their sole discretion and without Participant’s consent, modify or amend any or all of the terms of this Agreement to the extent necessary to conform this Award with, or be excepted from, Section 409A, Section 162(m) or any present or future law relating to plans of this or similar nature, the regulations issued thereunder or an exception thereto regardless of whether such modification or amendment shall adversely affect the rights of Participant.

16. Incorporation of Plan. Participant acknowledges receipt of a copy of one of the following: (i) the Company’s annual report for its last fiscal year, (ii) the Company’s Form 10- K for its last fiscal year, or (iii) the last prospectus filed by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement, the Plan, and the tax effect of the Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator with respect to any questions arising under the Plan or this Agreement.

17. Power of Attorney. Participant hereby grants to the Company a power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of Participant, to act in his/her name, place and stead, in connection with any and all transfers of Shares and associated rights hereunder, whether or not vested, to the Company pursuant to this Agreement, including in the event of Participant’s termination.

18. Successors. All obligations of the Company under this Award shall be binding on any successor to the Company. The terms of this Award and the Plan shall be binding upon and inure to the benefit of the Participant, and his or her heirs, executors, administrators or legal representatives.

19. Legal Compliance. The granting of this Award and the issuance of Shares under this Award shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

20. Interpretation and Construction. Whenever possible, each provision in this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, then (a) such provision will be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement will remain in full force and effect. This Award is intended to be excepted from coverage under Section 409A of the Code and the regulations promulgated thereunder and shall be interpreted and construed accordingly. If, however, any benefit provided under this Agreement is subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder, the provisions of this Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations

RTI International Metals, Inc. Form of Stock Option or Stock Appreciation Rights Award

promulgated thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed). Notwithstanding the foregoing, Participant recognizes and acknowledges that Section 409A of the Code may impose upon Participant certain taxes or interest charges for which Participant is and shall remain solely responsible.

21. Governing Law. This Award and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Ohio.

22. Data Privacy and Sharing As a condition of the granting of the Award, the Participant acknowledges and agrees that it is necessary for some of the Participant’s personal identifiable information to be provided to certain employees of the Company and the Company’s Option/SAR execution service provider and the Company’s designated third party broker in the United States. These transfers will be made pursuant to a contract that requires the service provider to provide adequate levels of protection for data privacy and security interests in accordance with the EU Data Privacy Directive 95/46 EC and the implementing legislation of the Participant’s home country. By accepting the Award, the Participant acknowledges having been informed of the processing of the Participant’s personal identifiable information described in the preceding paragraph and consents to the Company collecting and transferring to the Company’s Shareholder Services Department, and its independent service provider and third party broker, the Participant’s personal data that are necessary to administer the Award and the Plan. The Participant understands that his or her personal information may be transferred, processed and stored outside of the Participant’s home country in a country that may not have the same data protection laws as his or her home country, for the purposes mentioned in this Award.

This Award and any other documents expressly referenced in this Award contain all of the provisions applicable to the Award and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to the Participant.

The Company has caused this Award to be executed by one of its authorized officers as of the date of grant.

RTI International Metals, Inc.			Accepted as of the above date:

By		(L.S.)	By		(L.S.)
	Authorized Officer			Signature of Optionee

RTI International Metals, Inc. Form of Stock Option or Stock Appreciation Rights Award

Annex A

Grant Terms

Participant’s Name:

The undersigned Participant has been granted a [Non-qualified Stock Option/Incentive Stock Option/Stock Appreciation Rights] Award, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant:	, 20

Number of Shares of Common Stock Subject to Award:

Exercise Price:

Expiration Date:

Vesting Period:	So long as Participant maintains his/her status as an Employee (as the case may be), the Award shall become exercisable, in accordance with the following schedule:

[insert vesting schedule]

RTI International Metals, Inc. Form of Stock Option or Stock Appreciation Rights Award